SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934




Date of Report (Date of earliest event reported)... April 28, 1994



...................... FRANKLIN RESOURCES, INC. ..................
     (Exact name of registrant as specified in its charter)



.... DELAWARE .................. 1-9318 ........... 13-2670991 ...
(State or other jurisdiction  (Commission         (IRS Employer
of incorporation)             File Number)   Identification No.)



777 MARINERS ISLAND BLVD., SAN MATEO, CALIFORNIA .. 94404 ........
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code..(415) 312-2000



..................................................................
  (Former name or former address, if changed since last report)





Item 5.   Other Events

Registrant is filing this Form 8-K in order to file a current earnings press release. By this filing, Registrant is not establishing the practice of filing all earnings press releases in the future and may discontinue such filings at any time.


Item 7.   Financial Statements and Exhibits

(c)Exhibits

     Exhibit "A" - Press Release issued on April 28, 1994 by
     Franklin Resources, Inc.


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         FRANKLIN RESOURCES, INC.
                         (Registrant)


Date: April 28, 1994   /s/ LESLIE M. KRATTER
.........................................
                         Leslie M. Kratter, Vice President














Exhibit "A" to Franklin Resources, Inc Form 8-K Dated April 28, 1994



FROM:       Franklin Resources, Inc.
            Tel:  (415) 312-4701
            Contact:  Holly Gibson

            Howard J. Rubenstein Associates, Inc.
            Public Relations - Tel: (212) 489-6900
            Contact:  David Sternstein


                                          FOR IMMEDIATE RELEASE

      FRANKLIN RESOURCES POSTS RECORD SECOND QUARTER RESULTS


      SAN MATEO, CA, April 28, 1994 - Franklin Resources, Inc. (NYSE:BEN) today reported unaudited earnings for the quarter and six months ended March 31, 1994.
      Charles B. Johnson, President of the diversified financial services company, said net income for the quarter increased to $68.6 million from $42.2 million, or to $0.82 per share from $0.51 a year ago. Revenues for the period were $213.6 million, compared to $157.0 million. Average shares outstanding for the quarter were 84,046,461 compared to 82,942,051 a year ago.
      Net income for the six months increased to $127.6 million from $77.0 million, or to $1.52 per share from $0.94 per share in the same year-earlier period. Revenues were $412.1 million, compared to $287.8 million.
      Assets under management by the company's subsidiaries rose to $112 billion from $96 billion this time last year, but decreased from the high of $117 billion at January 31, 1994.
      Franklin Resources' main business is the $112 billion Franklin/Templeton Group. The Company has its headquarters at 777 Mariners Island Blvd.,
San Mateo, CA. 94404.




Franklin Resources, Inc.
Consolidated Income Statements
Unaudited (dollar amounts in thousands, except per share data)

                                 For the Three Months       For the Six Months
                                   Ended March 31            Ended March 31
                                   1994         1993       1994       1993
Total operating revenues           213,628.     157,003.    412,116.  287,751.

Income before taxes                102,089.      62,950.    191,224.  119,173.

Net income                         $68,601.     $42,232.   $127,602.  $76,997.

Earnings per share:
   Primary                             $.82         $.51       $1.52      $.94

   Fully diluted                       $.82         $.51       $1.52      $.94

Weighted Average Primary Shares
Outstanding                          84,046.      82,942.     84,001.   81,974.

Weighted Average Fully Diluted
Shares Outstanding                   84,046.      82,942.     84,001.   81,974.

Assets Under Management        $112 billion  $96 billion
